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                               EXHIBIT 99.B (6)(B)

                            SELECTED DEALER AGREEMENT

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                             ROULSTON RESEARCH CORP.
                               4000 Chester Avenue
                              Cleveland, Ohio 44103

                                                         Dealer No.: ___________

                                                      Effective Date: __________

                                                    The Roulston Family of Funds

                            SELECTED DEALER AGREEMENT


Ladies and Gentlemen:

         Roulston Research Corp., an Ohio corporation (the "Company"), which is the principal underwriter of a certain registered open-end management investment company and the portfolios thereof (together the "Funds," or singly a "Fund"), hereby invites the undersigned broker or dealer ("Dealer") to participate in the distribution of shares of the Funds ("Shares") [and to assist in rendering distribution and shareholder services to the Funds] on and subject to the following terms and conditions:

         Section
1. Dealer Authority. With respect to the distribution and sale of Shares, Dealer shall have no authority to act as agent for the Funds, the Company or any other dealer in any respect in such transactions. All orders are subject to acceptance by the Company and become effective only upon confirmation by the Company, and are subject to acceptance or rejection by the Company or the appropriate Fund in its sole discretion. Dealer shall have no authority to make any representations concerning the Shares of any Fund except such representations as may be contained in that Fund's then current prospectus ("Prospectus"), in its then current Statement of Additional Information, and in such other printed information as that Fund or the Company may subsequently prepare and distribute to Dealer for purposes of selling the Shares, and Dealer shall have no authority to distribute any other sales material relating to a Fund or its Shares without the prior written approval of the Company.

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         Section 2. Sales and Pricing of Shares. Dealer shall offer and sell
Shares only at their respective net asset values in accordance with the terms and conditions of the Prospectus of the Fund whose Shares Dealer offers. An order for the purchase of Shares shall be accepted at the time such order is received by the Company and at the price next determined unless the order is otherwise rejected in accordance with ss.1 above. In addition, the Company will not accept any order from Dealer which is placed on a conditional basis or subject to any delay or contingency prior to execution. Dealer shall place orders for Shares only with the Company and shall date and time stamp all orders received by Dealer and promptly shall transmit all orders to the Company in time for processing at the price next determined after receipt of the order by Dealer, in accordance with the Prospectus of the Fund whose Shares are being sold. Dealer shall confirm the transaction with Dealer's customer at the price confirmed in writing by the Company. In the event of difference between verbal and written price confirmations, the written confirmations shall be considered final. Prices of the Shares are computed by a Fund in accordance with its Prospectus.

         Dealer shall place orders with the Company only through Dealer's central order department unless the Company accepts Dealer's written Power of Attorney authorizing others to place orders on Dealer's behalf.

         Section 3. Dealer Services. With respect to shareholder services, the Company hereby appoints Dealer to render shareholder services to each of the Funds. Shareholder services may include, but are not limited to, answering routine client inquiries regarding the Funds; providing information to shareholders on their investments in the Funds; providing personnel and communication equipment used in connection therewith; and providing such other services as the Company may reasonably request.

         Section 4. Dealer Compensation. Subject to any limitations set forth in the N.A.S.D.'s Rules of Fair Practice, the Company will pay Dealer, with respect to each of the Funds for which Dealer is providing shareholder services, a monthly fee computed at the annual rate of .25% during the period and for such accounts for which Dealer provides services as described in ss.3 above.

         Section 5. Dealer Authorization. Dealer hereby authorizes the Company to act as its agent in connection with all transactions in shareholder accounts for which Dealer is designated as Dealer of Record. All designations of Dealer of Record and all authorizations of the Company to act as Dealer's agent shall cease upon the termination of this Agreement or upon the shareholders' instructions to transfer his or her account to another Dealer of Record.

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         Section 6. Payment for Shares. Payment for all Shares purchased from the Company by Dealer shall be made to _______, _______, _______, as custodian for each of the Funds (the "Custodian"), and shall be received by the Custodian for the account of the applicable Fund within five business days after the acceptance of Dealer's order or by the end of one business day following receipt of a customer's payment for such Shares, whichever is the later date. If such payment is not so received by the Custodian, the Company and the Funds reserve the right, without notice, to immediately cancel the sale, or, at the Company's option, to sell the Shares ordered by Dealer back to the Fund in which latter case, the Company may hold Dealer responsible for any loss, including loss of profit, suffered by the Company or by the Fund resulting from Dealer's failure to make payment as described above.

         Section 7. Purchase of Shares. Dealer shall purchase Shares of the Fund only from the Company or from Dealer's customers. If Dealer purchases Shares from the Company, Dealer agrees that all such pur chases shall be made only to cover orders already received by Dealer from Dealer's customers, or for Dealer's own bona fide investment without a view to resale. If Dealer purchases Shares from Dealer's customers, Dealer agrees to pay such customers the applicable net asset value per share that would be applicable if such Shares were then tendered for redemption in accordance with the applicable Prospectus ("Repurchase Price").

         Section 8. Limitation on Sale of Shares. Dealer shall sell Shares only:

                    (a) to the Dealer's customers at the price described in ss.2 above; or

                    (b) to the Company as agent for the Fund at the Repurchase Price. In such sale to the Company, Dealer may act either as principal for Dealer's own account or as agent for Dealer's customer. If Dealer acts as principal for Dealer's own account in purchasing Shares for resale to the Company, Dealer agrees to pay Dealer's customer not less than nor more than the Repurchase Price which Dealer received from the Company. If Dealer acts as agent for Dealer's customer in selling Shares to the Company, Dealer agrees not to charge Dealer's customer more than a fair commission for handling the transaction.

         Section 9. Dealer's Representations and Warranties. Dealer hereby represents and warrants to the Company that:

                    (a) Dealer is willing and possesses the legal authority to provide the services contemplated by this Agreement without violation of applicable laws;

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                    (b) Dealer is and shall remain throughout the term of the
                    Agreement a member in good standing of the N.A.S.D. and shall immediately notify the Company should it cease to be a member of the N.A.S.D.;

                    (c) Dealer is and shall remain throughout the term of this Agreement a broker-dealer duly and properly registered and qualified under all applicable laws, rules and regulations, including, but not limited to, all state and federal securities laws, rules and regulations, as may be necessary or appropriate for Dealer to perform and observe all of its duties, obligations and covenants set forth or contemplated by this Agreement;

                    (d) Dealer shall throughout the term of this Agreement comply with the requirements of all applicable laws, rules and regulations, including, but not limited to, federal and state securities laws, the rules, regulations and orders of the Securities and Exchange Commission and the N.A.S.D., in performing and observing all of its duties, obligations and covenants set forth or contemplated by this Agreement;

                    (e) Dealer shall not withhold placing with the Company orders received from Dealer's customers so as to profit itself as a result of such withholding; and

                    (f) Dealer shall not offer Shares of any Fund in any state where such Shares are not qualified for sale under the Blue Sky Laws and Regulations of such state or where Dealer is not qualified to act as a dealer, except in appropriate circumstances when under state laws and regulations the Shares or the sales transactions are exempt from qualification or dealer registration is not required.

         Section 10. Refund of Compensation. If any Shares sold to Dealer under the terms of this Agreement are repurchased by the Fund, or are tendered for redemption, within seven business days after the date of the Company's confirmation of the original purchase by Dealer, Dealer shall promptly refund to the Company the full Dealer Commission received by Dealer pursuant to ss.4(a) above.

         Section 11. Indemnification. Dealer shall indemnify and hold harmless the Company, its affiliates and the Funds against any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) resulting from (a) any negligence or misfeasance of Dealer or any of its officers, directors, employees or agents; or (b) any violation of any law, rule or regulation or any failure to perform or observe any obligations of Dealer set forth in this agreement by Dealer or any of its officers, directors, employees or agents.

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         Section 12. Provision of Sales Material. The Company shall deliver to
Dealer without charge reasonable quantities of the Funds' Prospectuses with any supplements thereto currently in effect, copies of current shareholder reports of the respective Funds, and sales material issued by the Company from time to time.

         Section 13. Termination. This Agreement may be terminated as to a Fund at any time by the Company or Dealer upon 10 days' prior written notice to the other party.

         Section 14. Complete Agreement. This Agreement supersedes and cancels any prior agreement with respect to the sale of Shares of any Fund and may be amended at any time and from time to time by writ ten agreement of the parties hereto.

         Section 15. Choice of Law. This Agreement shall be effective upon acceptance by the Company in Columbus, Ohio, and all sales hereunder are to be made, and title to Shares shall pass, in Cleveland, Ohio. This Agreement is made in the State of Ohio and shall be interpreted in accordance with the laws of Ohio. Each party represents that the undersigned has authority to act, and to execute this Agreement, on behalf of such party.

         Section 16. Notices. All communications and notices to the Company should be sent to the above address. Any communications or notice to Dealer shall be duly given if mailed or delivered to Dealer at the address specified by Dealer below.

                                                    Very truly yours,



                                                    ROULSTON RESEARCH CORP.

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         The undersigned Dealer hereby accepts the Company's invitation to participate in the distribution of the Funds' Shares and agrees to be bound by and comply with the terms and conditions of this Agree ment as set forth above.


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                                                          Firm

                                                 By
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                                                   Officer of Partner


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Date:
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                                                       (Address)

States in which Shares will be offered for sale by Dealer:


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Accepted:

ROULSTON RESEARCH CORP.

By
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Date:
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